  EXHIBIT 10.77

DECEMBER 30 2019 EQUITY FOR DEBT EXCHANGE GROUP

WARRANT EXCHANGE AND EXERCISE AGREEMENT

Richard P. Blumberg, Esq.

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of the 16th day of December, 2021, by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the undersigned warrant holder of the Company (the “Warrant Holder”).

W I T N E S S E T H :

WHEREAS, the Warrant Holder on December 30, 2019 exchanged debt resulting in warrants exercisable into the Company’s common shares as set forth on Exhibit A hereto (the “Obligations”) and summarized in Section 3 of this Agreement;

WHEREAS, in satisfaction in full of the Obligations, which may include both cash and associated warrants to purchase the Company’s common stock, the Warrant Holder is willing to accept certain new securities of the Company as set forth on Exhibit B hereto (the “Securities”) and such transaction, the “Exchange”, thereby forfeiting any rights to warrants or other equity associated with such Obligations;

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act; and

WHEREAS, the Company and the Warrant Holder desire to enter into this Agreement to evidence and set forth the terms of the exchange of the Securities for and in satisfaction of the Obligations;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Obligations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Warrant Holder that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Warrant Holder, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

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“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Warrant Holder” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” has the meaning set forth in the Preamble of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3. Exchange and Satisfaction. The Obligations are hereby surrendered by the Warrant Holder and exchanged for the Securities and other considerations according to the following terms and conditions.

a. As of December 7, 2021, the Warrant Holder currently holds the following warrants.

i. Warrants to purchase 928,318 shares at $0.20 (twenty cents) each.

ii. Warrants to purchase 119,656 shares at $0.25 (twenty-five cents) each.

iii. Warrants to purchase 119,656 shares at $0.75 (seventy-five cents) each.

All of the above warrants expire on December 31, 2022, have had their underlying shares registered and do not have a cashless exercise option or any anti-dilution features.

b. Warrant holder agrees to exchange all of the above warrants for the following considerations:

i. The 928,318 warrants currently priced at $0.20 shall be repriced at $0.16 and their total reduced by 5%. Specifically, the Warrant Holder shall exercise 881,902 warrants at $0.16 within 5 business days of signing this agreement for a total of $141,104.

ii. The 119,656 warrants currently priced at $0.25 shall be exchanged into cash and new warrants under the following terms and conditions:

•	new warrants to purchase 59,828 shares under the terms of any new warrants granted as a result of any financing of the Company greater than $4 Million (the “New Financing”)

•	a cash payment to the Warrant Holder of $5,982.80 for half of the 119,656 warrants (i.e., 59,828 @ $0.10 per warrant). This cash payment shall be due within five (5) business days of closing the New Financing.

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iii. The 119,656 warrants currently priced at $0.75 shall be exchanged for new warrants at the same number and price but with all other terms the same as warrants resulting from the New Financing.

In the event when the Company is not successful in obtaining new financing greater than $4 Million, the warrants’ terms remain unchanged and the common share warrants will expire on their original date, as set forth in section 3(a).

c. Lock up restrictions – The Warrant Holder will be restricted from selling any common shares resulting from the transactions described herein for a period of one year after the New Financing.

d. Blocker - A 10% blocker shall be effected such that the Warrant Holder agrees to restrict its holdings of the Company’s Common Shares to less than 10% of the total number of the Company’s outstanding common shares at any one point in time after the completion of the New Financing.

e. This Agreement and the offer to Exchange Warrants expires on December 30, 2021.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Warrant Holder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of Warrant Holders’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The shares of Common Stock underlying the Securities (if any), when issued in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer required by law.

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5. Representations and Warranties of the Warrant Holder. Warrant Holder hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

a. Own Account. Warrant Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Warrant Holders to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Warrant Holder’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Warrant Holder is acquiring the Securities hereunder in the ordinary course of its business.

b. [RESERVED]

c. Warrant Holder’s Status. At the time the Warrant Holder was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

d. Experience of Warrant Holder. Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Warrant Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

6. Release. The Warrant Holder acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations. In such regard, the Warrant Holder hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Warrant Holder may previously have had or may now or hereafter have as against or to receive from the Company arising out of, resulting from or relating to the Obligations or any rights or interest of the Warrant Holder with respect thereto.

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7. Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 under the Securities Act, to the Company or to an Affiliate of a Warrant Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement. The Warrant Holders agree to the imprinting of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

8. Further Assurances. The Warrant Holder shall hereafter, without further consideration, execute and deliver promptly to the Company such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Company may from time to time reasonably request with respect to the exchange and satisfaction of the Obligations Interest and the consummation in full thereof.

9. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

[Signatures on Following Page]

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Company: GUIDED THERAPEUTICS, INC.

By:	/s/ Gene S. Cartwright
Name:	Gene Cartwright
Title:	CEO

Warrant Holder:

/s/ Richard P. Blumberg
Name:	Richard P. Blumberg, Esq.

Address:

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